As filed with the Securities and Exchange Commission on August 6, 2025

Registration No. 333-272782

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 2

to

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ONEOK, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma	73-1520922
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 West Fifth Street

Tulsa, Oklahoma 74103

(918) 588-7000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Lyndon C. Taylor

Executive Vice President, Chief Legal Officer

and Assistant Secretary

ONEOK, Inc.

100 West Fifth Street

Tulsa, Oklahoma 74103

(918) 588-7000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Brandon M. Watson Sarah M. Rechter ONEOK, Inc. 100 West Fifth Street Tulsa, Oklahoma 74103 (918) 588-7000	David J. Miller Samuel D. Rettew Latham & Watkins LLP 300 Colorado Street, Suite 2400 Austin, Texas 78701 (737) 910-7300	Jordan B. Edwards Thomas J. Hutchison GableGotwals 110 N. Elgin Avenue, Suite 200 Tulsa, Oklahoma 74120 (918) 595-4800

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

SUBSIDIARY GUARANTOR REGISTRANTS

The following are additional registrants that may guarantee the debt securities registered hereby:

Exact Name of Additional Registrant as Specified in its Charter (1)	State of Incorporation or Organization	IRS Employee Identification No.
ONEOK Partners, L.P.	Delaware	93-1120873
ONEOK Partners Intermediate Limited Partnership	Delaware	93-1120695
Magellan Midstream Partners, L.P.	Delaware	73-1599053
Elk Merger Sub II, L.L.C. (f/k/a EnLink Midstream, LLC)	Delaware	33-3042738
EnLink Midstream Partners, L.P.	Delaware	16-1616605

(1)	The address, including zip code, and telephone number, including area code, of each guarantor registrant’s principal executive office is 100 West Fifth Street, Tulsa, Oklahoma 74103, (918) 588-7000.

EXPLANATORY NOTE

This Registration Statement on Form S-3 (Registration No. 333-272782) of ONEOK, Inc. and its subsidiary guarantor registrants (the “Registration Statement”) is being amended to add each of Elk Merger Sub II, L.L.C. (f/k/a EnLink Midstream, LLC) and EnLink Midstream Partners, L.P. (“EnLink”), each a subsidiary of the Company, as a co-registrant that is, or may potentially be, a guarantor of some or all of the debt securities with respect to which offers and sales are registered under the Registration Statement. No changes or additions are being made hereby to the base prospectus that already forms a part of the Registration Statement. Accordingly, such base prospectus is being omitted from this filing.

Unless the context requires otherwise or unless otherwise noted, all references herein to “ONEOK,” the “Company,” “we,” “us” or “our” are to ONEOK, Inc.

EXPERTS

The financial statements of ONEOK, Inc. and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to ONEOK, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2024, have been so incorporated in reliance on the report (which contains an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of EnLink Midstream, LLC and Medallion Midstream, LLC because they were acquired by ONEOK in purchase business combinations during 2024) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. Other Expenses of Issuance and Distribution

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimated, except the SEC registration fee.

SEC registration fee	$ *
Legal fees and expenses	**
Printing and engraving	**
Accounting fees and expenses	**
Trustee fees and expenses	**
Rating agencies fees	**
Blue sky fees and expenses	**
Miscellaneous	**

TOTAL	$ **

*	The registrants are deferring payment of the registration fee in reliance on Rule 456(b) and Rule 457(r).
**	These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

ITEM 15. Indemnification of Directors and Officers

ONEOK, Inc., as an Oklahoma corporation (“ONEOK”), is empowered by Section 1031 of the Oklahoma General Corporation Act, subject to the procedures and limitations stated therein, to indemnify any person against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) in which such person is made or threatened to be made a party by reason of his being or having been a director, officer, employee or agent of ONEOK or is or was serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of ONEOK, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. However, in an action by or in the right of ONEOK, Section 1031 prohibits indemnification if such person is adjudged to be liable to ONEOK, unless such indemnification is allowed by a court of competent jurisdiction. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of shareholders, or disinterested directors, or otherwise.

The certificate of incorporation of ONEOK provides that a director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payment of unlawful dividends or unlawful stock purchases or redemptions or (iv) any transaction from which the director derived an improper personal benefit.

Article VIII of ONEOK’s bylaws provides that directors and officers of ONEOK shall be indemnified by ONEOK to the fullest extent permitted by the Oklahoma General Corporation Act, including the advance of related expenses. Pursuant to Article VIII of the bylaws of ONEOK, upon authorization and determination (i) by the board of directors by a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum; (ii) by a committee of directors designated by a majority vote of directors, even though less than a quorum; (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or (iv) by the shareholders, ONEOK is obligated to indemnify any person who incurs liability by reason of the fact that he is or was a director, officer, employee or agent of ONEOK, or is or was serving at the request of ONEOK as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise or as a member of any committee or similar body, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of ONEOK, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. However, in an action, suit or proceeding by or in the right of ONEOK, no indemnification will be made if such person shall be adjudged to be liable to ONEOK, unless such indemnification is allowed by a court of competent jurisdiction.

ONEOK has entered into indemnification agreements with its directors and officers. These indemnification agreements provide that ONEOK is obligated to indemnify the specified director or officer to the fullest extent permitted by law. The agreements provide that, upon request by a director or officer, ONEOK is obligated to advance expenses for defense of a claim made against the director or officer. The obligation of ONEOK to indemnify the director or officer is subject to applicable law and the determination by a “reviewing party” selected by the board of directors that the director or officer is entitled to indemnification. In addition, the agreements obligate ONEOK to indemnify the specified officer or director to the extent of ONEOK’s recoveries under insurance policies regardless of whether the director or officer is ultimately determined to be entitled to indemnification. The agreements also provide for partial indemnification if a portion of a claim for indemnification is not allowed by the reviewing party appointed by the board of directors.

ONEOK provides liability insurance for its directors and officers which provides for coverage against loss from claims made against officers and directors in their capacity as such, including, subject to certain exceptions, liabilities under the federal securities laws.

It is recognized that the above-summarized provisions of ONEOK’s bylaws, the indemnification agreements and the applicable provisions of the Oklahoma General Corporation Act may be sufficiently broad to indemnify officers, directors and controlling persons of ONEOK against liabilities arising under such act.

Registrants Organized under Delaware Law

Limited Partnership

Section 17-108 of the Delaware Revised Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against all claims and demands whatsoever.

Section 6.7 of the limited partnership agreements of ONEOK Partners, L.P. (“ONEOK Partners”) and ONEOK Partners Intermediate Limited Partnership (“ONEOK ILP”) provides that the applicable partnership will indemnify and hold harmless any Indemnitee (as defined below) from any and all losses, claims, damages, liabilities (joint or several), expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as (i) a general partner, a member of the applicable partnerships board of directors or any committee thereof, a former member of the applicable partnership’s policy committee, a departing general partner, or any of their affiliates, (ii) a member, partner, director, officer (including an authorized officer), employee, agent, fiduciary or trustee of any group member, any general partner or any departing general partner or any of their respective affiliates, or (iii) a person serving at the request of the applicable partnership in another entity in a similar capacity, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the partnership, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

“Indemnitee” means, with respect to ONEOK Partners, any (i) general partner, (ii) any member of the board of directors or any committee thereof (including the audit committee or the conflicts committee), (iii) any departing general partner, (iv) any person who is or was a member, partner, director, officer (including an authorized officer), employee, agent, fiduciary or trustee of any group member, any general partner or any departing general partner or any of their respective affiliates, (v) any person who is or was serving at the request of any general partner, the general partner, the partnership policy committee, the board of directors or any departing general partner as an officer, director, member, partner, fiduciary or trustee of another person or as a member of any committee appointed by the partnership, the general partner, the partnership policy committee or the board of directors or pursuant to the applicable requirements of the commission, any national securities exchange on which partnership securities are listed or admitted to trading; provided that a person is not an Indemnitee by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services, (vi) any former member of the partnership policy committee or of any committee of the partnership established by the partnership policy committee (including, without limitation, the members of the audit committee), and (vii) any person the general partner designates as an “Indemnitee.”

“Indemnitee” means, with respect to ONEOK ILP, any general partner, any member of the board of directors or any committee thereof (including, without limitation, the audit committee), any departing partner, any person who is or was an affiliate of any general partner or any departing partner, any person who is or was an officer, director, employee, partner, agent or trustee of any general partner, the partnership or any departing partner or any such affiliate, any representative of the partnership on the NBPL Management Committee, or any person who is or was serving or any such affiliate as a director, officer, employee, partner, agent or trustee of another person.

Any indemnity claim made pursuant to Section 6.7 will be paid out of the assets of the applicable partnership and not from assets held by its general partner. Each of ONEOK Partners and ONEOK ILP have entered into separate indemnification agreements with its general partner.

Limited Liability Company

One registrant, Elk Merger Sub II, L.L.C. (f/k/a EnLink Midstream, LLC), is a limited liability company formed under Delaware law (the “LLC Registrant”). Subject to standards and restrictions as are set forth in the LLC agreement of the LLC Registrant, the Delaware Limited Liability Company Act empowers a Delaware limited liability company to indemnify and hold harmless any member or manager or other persons from and against any and all claims and demands whatsoever.

The LLC agreement of the LLC Registrant requires such registrant, to the maximum extent permitted by Delaware law, in effect from time to time, to indemnify any director, officer or employee of it for any loss, damage or claim by reason of any act or omission performed or omitted by such person in good faith on behalf of the LLC Registrant and in a manner reasonably believed to be within the scope of the authority conferred on such person by the LLC agreement of the LLC Registrant, provided that no such person will be entitled to indemnification from the LLC Registrant in respect of any loss, damage or claim incurred by such person by reason of such person’s gross negligence or willful misconduct with respect to such acts and omissions.

ITEM 16.	Exhibits and Financial Statement Schedules

Exhibit Number	Exhibit Title
1.1*	Form of Underwriting Agreement.

4.1	Amended and Restated Certificate of Incorporation of ONEOK, Inc., dated April 28, 2025, as amended (incorporated by reference from Exhibit 3.1 to ONEOK, Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed April 30, 2025 (File No. 1-13643)).

4.2	Amended and Restated By-laws of ONEOK, Inc. (incorporated by reference from Exhibit 3.1 to ONEOK Inc.’s Current Report on Form 8-K filed February 24, 2023 (File No. 1-13643)).

4.3	Form of Common Stock Certificate (incorporated by reference from Exhibit 1 to ONEOK, Inc.’s Registration Statement on Form 8-A filed November 21, 1997 (File No. 1-13643)).

4.4	Indenture, dated as of March 19, 2014, by and between EnLink Midstream Partners, LP and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.2 to EnLink Midstream Partners, LP’s Current Report on Form 8- K, filed March 21, 2014 (File No. 001-36340)).

4.5	First Supplemental Indenture, dated as of March 19, 2014, by and between EnLink Midstream Partners, LP and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.3 to EnLink Midstream Partners, LP’s Current Report on Form 8-K, filed March 21, 2014 (File No. 001-36340)).

4.6	Second Supplemental Indenture, dated as of Nov. 12, 2014, by and between EnLink Midstream Partners, LP and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.3 to EnLink Midstream Partners, LP’s Current Report on Form 8-K, filed Nov. 12, 2014 (File No. 001-36340)).

4.7	Third Supplemental Indenture, dated as of May 12, 2015, by and between EnLink Midstream Partners, LP and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.3 to EnLink Midstream Partners, LP’s Current Report on Form 8-K, filed May 12, 2015 (File No. 001-36340)).

4.8	Fourth Supplemental Indenture, dated as of July 14, 2016, by and between EnLink Midstream Partners, LP and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.2 to EnLink Midstream Partners, LP’s Current Report on Form 8-K, filed July 14, 2016 (File No. 001-36340)).

4.9	Fifth Supplemental Indenture, dated as of May 11, 2017, by and between EnLink Midstream Partners, LP and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.2 to EnLink Midstream Partners, LP’s Current Report on Form 8-K, filed May 11, 2017 (File No. 001-36340)).

4.10	Indenture, dated as of April 9, 2019, by and between EnLink Midstream, LLC and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to EnLink Midstream, LLC’s Current Report on Form 8-K, filed April 9, 2019 (File No. 001-36336)).

4.11	First Supplemental Indenture, dated as of April 9, 2019, by and among EnLink Midstream, LLC, EnLink Midstream Partners, LP, and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.2 to EnLink Midstream, LLC’s Current Report on Form 8-K, filed April 9, 2019 (File No. 001-36336)).

4.12	Indenture, dated as of Dec. 17, 2020, by and among EnLink Midstream, LLC, as issuer, EnLink Midstream Partners, LP, as guarantor, and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to EnLink Midstream, LLC’s Current Report on Form 8-K, filed Dec. 18, 2020 (File No. 001-36336)).

4.13	Indenture, dated as of Aug. 31, 2022, by and among EnLink Midstream, LLC, as issuer, EnLink Midstream Partners, LP, as guarantor, and Computershare Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 to EnLink Midstream, LLC’s Current Report on Form 8-K, filed on Aug. 31, 2022 (File No. 001-36336)).

4.14	Indenture, dated as of Aug. 15, 2024, by and among EnLink Midstream, LLC, as issuer, EnLink Midstream Partners, LP, as guarantor, and Computershare Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 to EnLink Midstream, LLC’s Current Report on Form 8-K, filed Aug. 15, 2024 (File No. 001-36336)).

4.15	First Supplemental Indenture, dated as of Aug. 15, 2024, by and among EnLink Midstream, LLC, as issuer, EnLink Midstream Partners, LP, as guarantor, and Computershare Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.2 to EnLink Midstream, LLC’s Current Report on Form 8-K, filed Aug. 15, 2024 (File No. 001-36336)).

4.16	First Supplemental Indenture, dated as of Jan. 31, 2025, by and among Elk Merger Sub II, L.L.C., as issuer, EnLink Midstream Partners, LP, as guarantor, and Computershare Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 to EnLink Midstream, LLC’s Current Report on Form 8-K, filed Jan. 31, 2025, File No. 001-36336).

4.17	Second Supplemental Indenture, dated as of Jan. 31, 2025, by and among Elk Merger Sub II, L.L.C., as issuer, EnLink Midstream Partners, LP, as guarantor, and Computershare Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.2 to EnLink Midstream, LLC’s Current Report on Form 8-K, filed Jan. 31, 2025, File No. 001-36336).

4.18	First Supplemental Indenture, dated as of Jan. 31, 2025, by and among Elk Merger Sub II, L.L.C., as issuer, EnLink Midstream Partners, LP, as guarantor, and Computershare Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.3 to EnLink Midstream, LLC’s Current Report on Form 8-K, filed Jan. 31, 2025, File No. 001-36336).

4.19	Second Supplemental Indenture, dated as of Jan. 31, 2025, by and among Elk Merger Sub II, L.L.C., as issuer, EnLink Midstream Partners, LP, as guarantor, and Computershare Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.4 to EnLink Midstream, LLC’s Current Report on Form 8-K, filed Jan. 31, 2025, File No. 001-36336).

4.20	Third Supplemental Indenture, dated as of Jan. 31, 2025, by and among ONEOK, Inc., Elk Merger Sub II, L.L.C., EnLink Midstream Partners, LP, ONEOK Partners, L.P., ONEOK Partners Intermediate Limited Partnership, Magellan Midstream Partners, L.P. and Computershare Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.5 to ONEOK, Inc.’s Current Report on Form 8-K, filed Feb. 5, 2025 (File No. 1-13643)).

4.21	Second Supplemental Indenture, dated as of Jan. 31, 2025, by and among ONEOK, Inc., Elk Merger Sub II, L.L.C., EnLink Midstream Partners, LP, ONEOK Partners, L.P., ONEOK Partners Intermediate Limited Partnership, Magellan Midstream Partners, L.P. and Computershare Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.6 to ONEOK, Inc.’s Current Report on Form 8-K, filed Feb. 5, 2025 (File No. 1-13643)).

4.22	Second Supplemental Indenture, dated as of Jan. 31, 2025, by and among ONEOK, Inc., Elk Merger Sub II, L.L.C., EnLink Midstream Partners, LP, ONEOK Partners, L.P., ONEOK Partners Intermediate Limited Partnership, Magellan Midstream Partners, L.P. and Computershare Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.7 to ONEOK, Inc.’s Current Report on Form 8-K, filed Feb. 5, 2025 (File No. 1-13643)).

4.23	Third Supplemental Indenture, dated as of Jan. 31, 2025, by and among ONEOK, Inc., Elk Merger Sub II, L.L.C., EnLink Midstream Partners, LP, ONEOK Partners, L.P., ONEOK Partners Intermediate Limited Partnership, Magellan Midstream Partners, L.P. and Computershare Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.8 to ONEOK, Inc.’s Current Report on Form 8-K, filed Feb. 5, 2025 (File No. 1-13643)).

4.24	Sixth Supplemental Indenture, dated as of Jan. 31, 2025, by and among ONEOK, Inc., EnLink Midstream Partners, LP, Elk Merger Sub II, L.L.C., ONEOK Partners, L.P., ONEOK Partners Intermediate Limited Partnership, Magellan Midstream Partners, L.P. and Computershare Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.9 to ONEOK, Inc.’s Current Report on Form 8-K, filed Feb. 5, 2025 (File No. 1-13643)).

4.25	Seventh Supplemental Indenture, dated as of Jan. 31, 2025, by and among ONEOK, Inc., ONEOK Partners, L.P., ONEOK Partners Intermediate Limited Partnership, Magellan Midstream Partners, L.P., EnLink Midstream Partners, LP, Elk Merger Sub II, L.L.C. and The Bank of New York Mellon Trust Company, National Association, as trustee (incorporated by reference to Exhibit 4.10 to ONEOK, Inc.’s Current Report on Form 8-K filed Feb. 5, 2025 (File No. 1-13643)).

4.26	Fourteenth Supplemental Indenture, dated as of Jan. 31, 2025, by and among ONEOK, Inc., ONEOK Partners, L.P., ONEOK Partners Intermediate Limited Partnership, Magellan Midstream Partners, L.P., EnLink Midstream Partners, LP, Elk Merger Sub II, L.L.C., and U.S. Bank Trust Company, National Association, as trustee (incorporated by reference to Exhibit 4.11 to ONEOK, Inc.’s Current Report on Form 8-K, filed Feb. 5, 2025 (File No. 1-13643)).

4.27	Fourth Supplemental Indenture, dated as of Jan. 31, 2025, by and among ONEOK, Inc., ONEOK Partners, L.P., ONEOK Partners Intermediate Limited Partnership, Magellan Midstream Partners, L.P., EnLink Midstream Partners, LP, Elk Merger Sub II, L.L.C., and U.S. Bank Trust Company, National Association, as trustee (incorporated by reference to Exhibit 4.12 to ONEOK, Inc.’s Current Report on Form 8-K, filed Feb. 5, 2025 (File No. 1-13643)).

4.28	Sixth Supplemental Indenture, dated as of Jan. 31, 2025, by and among ONEOK, Inc., ONEOK Partners, L.P., ONEOK Partners Intermediate Limited Partnership, Magellan Midstream Partners, L.P., EnLink Midstream Partners, LP, Elk Merger Sub II, L.L.C. and U.S. Bank Trust Company, National Association, as trustee (incorporated by reference to Exhibit 4.13 to ONEOK, Inc.’s Current Report on Form 8-K, filed Feb. 5, 2025 (File No. 1-13643)).

4.29	Thirty-Second Supplemental Indenture, dated as of Jan. 31, 2025, by and among ONEOK, Inc., ONEOK Partners, L.P., ONEOK Partners Intermediate Limited Partnership, Magellan Midstream Partners, L.P., EnLink Midstream Partners, LP, Elk Merger Sub II, L.L.C. and U.S. Bank Trust Company, National Association, as trustee (incorporated by reference to Exhibit 4.14 to ONEOK, Inc.’s Current Report on Form 8-K, filed Feb. 5, 2025 (File No. 1-13643)).

4.30	Seventeenth Supplemental Indenture, dated as of Jan. 31, 2025, by and among ONEOK Partners, L.P., ONEOK Partners Intermediate Limited Partnership, ONEOK, Inc., Magellan Midstream Partners, L.P., EnLink Midstream Partners, LP, Elk Merger Sub II, L.L.C., and Computershare Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.15 to ONEOK, Inc.’s Current Report on Form 8-K, filed Feb. 5, 2025 (File No. 1-13643)).

4.31*	Form of Subordinated Indenture.

4.32*	Form of Senior Debt Security.

4.33*	Form of Subordinated Debt Security.

4.34*	Form of Certificate of Designation.

4.35*	Form of Stock Purchase Contract Agreement.

4.36*	Form of Stock Purchase Contract Unit Certificate.

4.37*	Form of Warrant Agreement.

4.38*	Form of Warrant Certificate.

4.39*	Form of Depositary Agreement.

4.40*	Form of Depositary Receipt.

5.1†	Opinion of Latham & Watkins LLP.

5.2	Opinion of GableGotwals (incorporated by reference to Exhibit 5.2 to the Company’s Registration Statement on Form S-3 filed on June 20, 2023).

23.1†	Consent of PricewaterhouseCoopers LLP with respect to ONEOK, Inc.’s financial statements.

23.2	Consent of Latham & Watkins LLP (contained in Exhibit 5.1).

23.3	Consent of GableGotwals (contained in Exhibit 5.2).

24.1	Power of Attorney (included on the signature page to the Company’s Registration Statement on Form S-3 on June 20, 2023, and incorporated herein by reference, and to this Amendment).

25.1	Statement of Eligibility of the Trustee under the Trust Indenture Act of 1939 on Form T-1 with respect to the Senior Indenture (incorporated by reference to Exhibit 25.1 to the Company’s Registration Statement on Form S-3 filed on June 20, 2023).

25.2	Statement of Eligibility of the Trustee under the Trust Indenture Act of 1939 on Form T-1 with respect to the Subordinated Indenture (incorporated by reference to Exhibit 25.2 to the Company’s Registration Statement on Form S-3 filed on June 20, 2023).

107†	Filing Fee Table

*	To be filed by amendment or as an exhibit to a current report on Form 8-K and incorporated herein by reference.
†	Filed herewith.

ITEM 17. Undertakings

Each of the undersigned co-registrants hereby undertakes:

(a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by such undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on the 6th day of August, 2025.

ONEOK, INC.

By:	/s/ Walter S. Hulse III
Walter S. Hulse III Chief Financial Officer, Treasurer and
Executive Vice President,
Investor Relations and Corporate Development

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

*	Board Chair	August 6, 2025
Julie H. Edwards

*	President, Chief Executive Officer and Director (Principal Executive Officer)	August 6, 2025
Pierce H. Norton II

/s/ Walter S. Hulse III	Chief Financial Officer, Treasurer and Executive Vice President, Investor Relations and Corporate Development (Principal Financial Officer)	August 6, 2025
Walter S. Hulse III

*	Senior Vice President and Chief Accounting Officer, Finance and Tax (Principal Accounting Officer)	August 6, 2025
Mary M. Spears

*	Director	August 6, 2025
Brian L. Derksen

*	Director	August 6, 2025
Mark W. Helderman

*	Director	August 6, 2025
Randall J. Larson

*	Director	August 6, 2025
Pattye L. Moore

*	Director	August 6, 2025
Eduardo A. Rodriguez

*		Director	August 6, 2025
Gerald B. Smith

By:	/s/ Walter S. Hulse III		August 6, 2025
Walter S. Hulse III, Attorney-in-fact

SIGNATURE

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on the 6th day of August, 2025.

ONEOK PARTNERS, L.P.

By:	ONEOK Partners GP, L.L.C.
its general partner

By:	/s/ Walter S. Hulse III
Walter S. Hulse III
Chief Financial Officer, Treasurer and
Executive Vice President,
Investor Relations and Corporate Development

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated and on the 6th day of August, 2025.

	Signature	Title
(of ONEOK Partners GP, L.L.C.)

	*	President, Chief Executive Officer and Director
	Pierce H. Norton II	(Principal Executive Officer)

	/s/ Walter S. Hulse III	Chief Financial Officer, Treasurer and Executive Vice President,
	Walter S. Hulse III	Investor Relations and Corporate Development and Director (Principal Financial Officer)

	*	Senior Vice President and Chief Accounting Officer, Finance and Tax
	Mary M. Spears	(Principal Accounting Officer)

*By:	/s/ Walter S. Hulse III
Walter S. Hulse III, Attorney-in-fact

SIGNATURE

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on the 6th day of August, 2025.

ONEOK PARTNERS INTERMEDIATE LIMITED PARTNERSHIP

By:	ONEOK ILP GP, L.L.C.,
its general partner

By:	/s/ Walter S. Hulse III
Walter S. Hulse III
Chief Financial Officer, Treasurer and
Executive Vice President,
Investor Relations and Corporate Development

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated and on the 6th day of August, 2025.

	Signature	Title
(of ONEOK Partners ILP GP, L.L.C.)

	*	President, Chief Executive Officer and Director
	Pierce H. Norton II	(Principal Executive Officer)

	/s/ Walter S. Hulse III	Chief Financial Officer, Treasurer and Executive Vice President,
	Walter S. Hulse III	Investor Relations and Corporate Development and Director (Principal Financial Officer)

	*	Senior Vice President and Chief Accounting Officer,
	Mary M. Spears	Finance and Tax (Principal Accounting Officer)

*By:	/s/ Walter S. Hulse III
Walter S. Hulse III, Attorney-in-fact

SIGNATURE

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on the 6th day of August, 2025.

MAGELLAN MIDSTREAM PARTNERS, L.P.

By:	MAGELLAN GP, LLC,
its general partner

By:	/s/ Walter S. Hulse III
Walter S. Hulse III
Chief Financial Officer, Treasurer and
Executive Vice President,
Investor Relations and Corporate Development

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated and on the 6th day of August, 2025.

Signature	Title
(of Magellan GP, LLC)

*	President, Chief Executive Officer and Manager
Pierce H. Norton II	(Principal Executive Officer)

/s/ Walter S. Hulse III	Chief Financial Officer, Treasurer and Executive Vice President,
Walter S. Hulse III	Investor Relations and Corporate Development and Manager
(Principal Financial Officer)

*	Senior Vice President and Chief Accounting Officer,
Mary M. Spears	Finance and Tax
(Principal Accounting Officer)

*By:	/s/ Walter S. Hulse III
Walter S. Hulse III, Attorney-in-fact

SIGNATURE

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on the 6th day of August, 2025.

ELK MERGER SUB II, L.L.C.

By:	/s/ Walter S. Hulse III
Walter S. Hulse III
Chief Financial Officer, Treasurer and
Executive Vice President,
Investor Relations and Corporate Development

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints Walter S. Hulse III and Brandon M. Watson, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and registration statements filed pursuant to Rule 462 under the Securities Act, and to file the same with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated and on the 6th day of August, 2025.

Signature	Title
(of Elk Merger Sub II, L.L.C.)

/s/ Pierce H. Norton II	President, Chief Executive Officer and Director
Pierce H. Norton II	(Principal Executive Officer)

/s/ Walter S. Hulse III	Chief Financial Officer, Treasurer and Executive Vice President,
Walter S. Hulse III	Investor Relations and Corporate Development and Director
(Principal Financial Officer)

/s/ Mary M. Spears
Mary M. Spears	Principal Accounting Officer

SIGNATURE

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on the 6th day of August, 2025.

ENLINK MIDSTREAM PARTNERS, L.P.

By:	ENLINK MIDSTREAM GP, LLC
its general partner

By:	/s/ Walter S. Hulse III
Walter S. Hulse III
Chief Financial Officer, Treasurer and
Executive Vice President,
Investor Relations and Corporate Development

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints Walter S. Hulse III and Brandon M. Watson, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and registration statements filed pursuant to Rule 462 under the Securities Act, and to file the same with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated and on the 6th day of August, 2025.

Signature	Title
(of EnLink Midstream GP, LLC)

/s/ Pierce H. Norton II	President, Chief Executive Officer and Director
Pierce H. Norton II	(Principal Executive Officer)

/s/ Walter S. Hulse III	Chief Financial Officer, Treasurer and Executive Vice President,
Walter S. Hulse III	Investor Relations and Corporate Development and Director
(Principal Financial Officer)

/s/ Mary M. Spears	Principal Accounting Officer
Mary M. Spears